Exhibit 25.1

securities and exchange commission
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
☐ Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
94-0304228
I.R.S. Employer Identification No.

400 California Street San Francisco, California	94104

(Address of principal executive offices)	(Zip Code)
General Counsel
Union Bank of California, National Association
400 California Street
Corporate Trust — 12th Floor
San Francisco, CA 94104
(415) 765-2945
(Name, address and telephone number of agent for service)
DIODES INCORPORATED
(Issuer with respect to the Securities)

Delaware	95-2039518

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3050 East Hillcrest Drive Westlake Village, California	91362

(Address of Principal Executive Offices)	(Zip Code)
Diodes Incorporated
Convertible Senior Notes due 2026
(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Office of the Comptroller of the Currency
Washington, D.C. 20219
b)	Whether it is authorized to exercise corporate trust powers.
Trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
In answering this item, the trustee has relied, in part, upon information furnished by the obligor, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not Applicable

9.	Not Applicable
* Incorporated by reference to exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated March 17, 2003 of Star Gas Partners, L.P. file number 333-103873.

2

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank of California, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 4th day of October, 2006.

Union Bank of California, National Association
By:	/s/ Carl Becker
Carl Becker
Vice President

3

EXHIBIT 6
CONSENT OF THE TRUSTEE
REQUIRED BY SECTION 321(b) OF THE ACT
October 4, 2006
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
In connection with the proposed issuance of Convertible Senior Notes due 2026 of Diodes Incorporated, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.
Sincerely,
Union Bank of California, N.A.

By:	/s/ Carl Becker Vice President

Board of Governors of the Federal Reserve System OMB Number: 7100-0036

Federal Deposit Insurance Corporation OMB Number: 3064-0052

Office of the Comptroller of the Currency OMB Number: 1557-0081

Federal Financial Institutions Examination Council	Expires March 31, 2009

Please refer to page 1, Table of Contents, for the required disclosure of estimated burden.	1

Consolidated Reports of Condition and Income for A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business June 30, 2006	(20060630) (RCON 9999)

This report is required by law: 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).
This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested bo by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.
I, David A. Anderson, EVP/Controller
Name and Title of Officer Authorized to Sign Report
of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
/s/ David A. Anderson

Signature of Officer Authorized to Sign Report
08/03/06

Date of Signature
The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.
We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
Takashi Morimura      /s/ T. Morimura

Director (Trustee)
Masashi Oka      /s/ Masashi Oka

Director (Trustee)
Philip Flynn      /s/ Philip Flynn

Director (Trustee)

Submissions of Reports

Each bank must file its Reports of Condition and Income (Call Report) data by either:
(a)	Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or

(b)	Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank’s data file to the CDR.
For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (301) 495-7864, or by e-mail at CDR.Help@ffiec.gov.
To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attached your bank’s

FDIC Certificate Number	22826 (RSSD 9059)
completed signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.
The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report form, but should show at least the caption of each Call Report item and the reported amount.

Union Bank of California, N.A.

Legal Title of Bank (RSSD 9017)
San Francisco

City (RSSD 9130)

CA	94104-1302

State Abbrev. (RSSD 9220)	ZIP Code (RSSD 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

Union Bank of California, N.A. (212465) June 30, 2006	FFIEC 031 Page 14
Schedule 11 RC — Balance Sheet

1.	Cash and balances due from depository institutions (from Schedule RC-A):
	1.a. Noninterest-bearing balances and currency and coin	RCFD0081	2,223,821
	1.b. Interest-bearing balances	RCFD0071	1,518
2.	Securities:
	2.a. Held-to-maturity securities (from Schedule RC-B, column A)	RCFD1754	0
	2.b. Available-for-sale securities (from Schedule RC-B, column D)	RCFD1773	8,667,112
3.	Federal funds sold and securities purchased under agreements to resell:
	3.a. Federal funds sold in domestic offices	RCONB987	1,252,514
	3.b. Securities purchased under agreements to resell	RCFDB989	0
4.	Loans and lease financing receivables (from Schedule RC-C)
	4.a. Loans and leases held for sale	RCFD5369	107,101
	4.b. Loans and leases, net of unearned income	RCFDB528	34,029,486
	4.c. Allowance for loan and lease losses	RCFD3123	317,299
	4.d. Loans and leases, net of unearned income and allowance	RCFDB529	33,712,187
5.	Trading assets (from Schedule RC-D)	RCFD3545	422,701
6.	Premises and fixed assets (including capitalized leases)	RCFD2145	486,792
7.	Other real estate owned (from Schedule RC-M)	RCFD2150	272
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	RCFD2130	117
9.	Not applicable
10.	Intangible assets:
	10.a. Goodwill	RCFD3163	453,489
	10.b. Other intangible assets (from Schedule RC-M)	RCFD0426	36,391
11.	Other assets (from Schedule RC-F)	RCFD2160	2,690,619
12.	Total assets	RCFD2170	50,054,634
13.	Deposits:
	13.a. In domestic offices	RCON2200	39,743,303
	13.a.1. Noninterest-bearing	RCON6631	18,157,394
	13.a.2. Interest-bearing	RCON6836	21,585,909
	13.b. In foreign offices, Edge and Agreement subsidiaries,and IBFs (from Schedule RC- E, part II)	RCFN2200	2,642,248
	13.b.1. Noninterest-bearing	RCFN6631	1
	13.b.2. Interest-bearing	RCFN6636	2,642,247
14.	Federal funds purchased and securities sold under agreements to repurchase:
	14.a. Federal funds purchased in domestic offices	RCONB993	199,733
	14.b. Securities sold under agreements to repurchase	RCFDB995	81,860
15.	Trading liabilities (from Schedule RC-D)	RCFD3548	260,474
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCFD3190	360,736
17.	Not applicable
18.	Not applicable
19.	Subordinated notes and debentures	RCFD3200	792,626
20.	Other liabilities (from Schedule RC-G)	RCFD2930	1,282,103
21.	Total liabilities	RCFD2948	45,323,083
22.	Minority interest in consolidated subsidiaries	RCFD3000	0
23.	Perpetual preferred stock and related surplus	RCFD3836	0
24.	Common stock	RCFD3230	606,577
25.	Surplus (exclude all surplus related to preferred stock)	RCFD3839	1,519,712
26.	Not available
	26.a. Retained earnings	RCFD3632	2,778,945
	26.b. Accumulated other comprehensive income	RCFDB530	171,683
27.	Other equity capital components	RCFDA130	0
28.	Total equity capital	RCFD3210	4,731,551
29.	Total liabilities, minority interest, and equity capital	RCFD3300	50,054,634
M.1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date duriing 2005	RCFD6724	0